Exhibit 10.10 ORTHOPEDIATRICS CORP. NON-EMPLOYEE DIRECTOR COMPENSATION POLICY (Effective as of August 8, 2024) OrthoPediatrics Corp. (the “Company”) believes that granting equity and cash compensation to its directors who are not employees of the Company (“Outside Directors”) represents a powerful tool to attract, retain and reward its Outside Directors and to align the interests of its Outside Directors with those of its shareholders. This Non-Employee Director Compensation Policy (this “Policy”) is intended to formalize the Company’s policy regarding grants of equity and cash compensation to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meanings given to such terms in the Company’s 2024 Incentive Award Plan, or any successor plan(s) thereto (the “Plan”). All amounts granted or paid pursuant to this Policy will be made under the terms of the Plan. 1. Equity Compensation. Each Outside Director who is serving on the Company’s Board of Directors (the “Board”) as of the adjournment of an annual meeting of the Company’s shareholders will be automatically granted $90,000 worth of shares of Restricted Stock (an “Annual Award”) on or about the date of such annual meeting of the Company’s shareholders. One-third of the Annual Award will vest on the earlier of (i) each of the first, second and third anniversary dates of the grant and (ii) the date of the annual meeting of the Company’s shareholders in each of the first, second and third years following the date of grant, as applicable, subject to the Outside Director’s continued status as an Eligible Individual through the applicable vesting dates. The number of shares of Restricted Stock that will make up the Annual Award will be valued as follows: $90,000 divided by the closing price of the Company’s stock on the date of such annual meeting as reported by Bloomberg, L.P. 2. Cash Compensation (a) Fees. The Company will pay each Outside Director a fee of $22,500 each quarter per year for their participation on the Board (each, a “Quarterly Fee”) payable on or after the date of the regular quarterly Board meeting or, if none, at the end of the applicable calendar quarter, with the amount prorated in the event the individual did not serve on the Board for the full calendar quarter. (b) Chairperson Annual Fee. If an Outside Director is serving as the chairperson of the Board, the Compensation Committee or the Corporate Governance Committee (each a “Chairperson”), then, in addition to the Quarterly Fees, the Company will pay to the Chairperson an additional annual fee of $5,000 for serving in such role (the “Chairperson Fee”). If an Outside Director is serving as the chairperson of the Audit Committee (“Audit Chairperson”), then, in addition to the Quarterly Fees, the Company will pay to the Audit Chairperson an additional annual fee of $10,000 for serving in such role (“Audit Chairperson Fee”). The Chairperson Fee and Audit Chairperson Fee will be paid to the Chairperson and Audit Chairperson in four equal installments on a quarterly basis at the end of the applicable c a l e n d a r quarter provided the individual served as the relevant Chairperson or the Audit Chairperson during the full quarter, with the amount prorated in the event the individual did not serve as the relevant Chairperson or the Audit Chairperson for the full quarter. 3. Miscellaneous (a) Revisions. The Board, in its discretion, may change and otherwise revise the terms of this Policy, including, without limitation, the amount of equity or cash compensation to be paid to Outside Directors.

Exhibit 10.10 (b) Section 409A. In no event shall cash compensation payable pursuant to this Policy be paid later than March 15 following the calendar year in which the compensation is earned, in compliance with the “short-term deferral” exception to Section 409A. This Policy is intended to comply with the requirements of Section 409A so that none of the compensation to be provided hereunder shall be subject to the additional tax imposed under Section 409A, and any ambiguities herein shall be interpreted to so comply. * * * * *